UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2022

MARIJUANA COMPANY OF AMERICA, INC.

(Exact Name of Registrant as Specified in Charter)

Utah	000-27039	98-1246221
(State or jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification No.)

633 W. 5th Street, Suite 2826

Los Angeles, California ,90071

Telephone: (888) 777-4362

(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MCOA	None

Section 8 - Other Events

Item 8.01 Other Events.

On January 10, 2022, the Registrant sold a convertible promissory note ("Note 1") to Sixth Street Lending, LLC for $43,750.00, less legal fees and a due diligence fees totaling $3,750, netting the Registrant funds of $40,000. On May 23, 2022, the Registrant pre-paid the Note transferring $57,632 to Sixth Street Lending, LLC, including the principal of $43,750, daily interest totaling $1,275 and a pre-payment penalty, leaving a balance of $74, which was waived by Sixth Street Lending, LLC pursuant to the confirmation included as an exhibit.

On November 16, 2021, the Registrant entered into a promissory note ("Note 2") with Sixth Street Lending, LLC, in the principal amount of $60,737.50 which, after deductions for original issue discount of $6,987.50 netted the Registrant $53,750. The Registrant agreed to repay the Note in monthly payments of $6,863.34. On July 29, 2022, the Registrant made its final monthly payment and retired Note 2.

Notes 1 and 2 are completely satisfied. The Registrant owes nothing further under Notes 1 and 2 to Sixth Street Lending, LLC, or any other entity including, without limitation Geneva Roth Remark Holdings, Inc., 1800 Diagonal Lending, LLC, Redstart Holdings Corp, and Power Up Lending Corp., and their respective successors, assigns, officers, directors, shareholders, attorneys, employees, agents, independent contractors, affiliates, control persons, administrators, and any and all persons or business entities acting by and through each of them.

On March 2, 2021, the Registrant issued to Bucktown Capital, LLC ("Bucktown") (i) that certain Convertible Promissory Note in the original principal amount of $422,500.00 (“Bucktown Note #1”); (ii) that certain Convertible Promissory Note dated March 31, 2022 in the original principal amount of $266,500.00 (“Bucktown Note #2”); and (iii) that certain Convertible Promissory Note dated May 27, 2022 in the original principal amount of $57,500.00 (“Bucktown Note #3,” and together with Bucktown Note #1 and Bucktown Note #2, the “Bucktown Notes”).

The Registrant also previously issued to St. George Investments, LLC ("St. George"), that certain Convertible Promissory Note dated October 6, 2021, in the original principal amount of $3,492,378.00 (the “St. George Note,” and together with the Bucktown Notes, the “Notes”).

On October 14, 2022, the Notes were amended to remove the conversion provisions and the parties agreed to a cash payment with a maturity date of May 1, 2023. Concurrently on October 14, 2022, Bucktown and St. George assigned the Notes to Dublin Holdings, LLC, as trustee to the Dublin Irrevocable Trust dated August 19, 2018. Neither Bucktown, St. George or any of their respective affiliates, control persons, officers, directors, or shareholders are affiliated with or control Dublin Holdings, LLC or the Dublin Irrevocable Trust.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Confirmation from 1800 Diagonal Lending, LLC, formerly known as Sixth Street Lending, LLC dated December 1, 2022
99.2	Secretary of State of Virginia; Articles of Amendment; Name Change of Sixth Street Lending, LLC to 1800 Diagonal Lending, LLC.
99.3	Convertible Promissory Note: St. George Investments (Incorporated by reference from Exhibit 10.6 to the Registrants Form 8-K dated October 13, 2021.
99.4	Convertible Promissory Note: Bucktown Capital, LLC dated March 31, 2022.
99.5	Convertible Promissory Note: Bucktown Capital, LLC dated May 27, 2022.
99.6	Note Assignment Agreement dated October 14, 2022.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARIJUANA COMPANY OF AMERICA, INC.

By: /s/ Jesus M. Quintero
Date: December 1, 2022	Name: Jesus M. Quintero Title: Chief Executive Officer